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                                                                    EXHIBIT 23.1



               [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU CPA LTD.]



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 26, 2007 relating to the financial statements and financial statement schedule of E-House (China) Holdings Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Our Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China
July 10, 2007